Exhibit 99.1

Brooks Automation Reports Fiscal Third Quarter Ended June 30, 2012 Results

CHELMSFORD, Massachusetts, August 9, 2012 — Brooks Automation, Inc. (Nasdaq:BRKS), a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing and life sciences, today reported financial results for the third quarter and nine-months ended June 30, 2012.

Fiscal Third Quarter of 2012 Financial and Operational Highlights:

•	Revenues were $140.4 million; Order Bookings were $128.0 million;
•	GAAP EPS was $0.12 and EPS excluding special charges was $0.14;
•	Adjusted EBITDA was $17.2 million;
•	Cash, Cash Equivalents and Marketable Securities as of June 30th were $203.7 million, or $3.10 per diluted share;
•	Generated 61 Design-in-Wins with OEM Customers during the first nine months of fiscal 2012.

Summary of GAAP and Non-GAAP Earnings

$ 000’s except EPS	Fiscal 2012 3rd Quarter	Fiscal 2012 2nd Quarter	Fiscal 2011 3rd Quarter	9 months ended June 30, 2012	9 months ended June 30, 2011
GAAP Net Income attributable to Brooks	8,028	9,721	66,915	20,572	117,693
GAAP Diluted Earnings per share	$0.12	$0.15	$1.03	$0.31	$1.81
Adjusted Net Income attributable to Brooks	8,943	13,260	24,073	25,810	75,311
Adjusted Diluted Earnings per Share	$0.14	$0.20	$0.37	$0.39	$1.16

The results above reflect certain immaterial revisions to prior periods related to equity in earnings from our joint venture with Ulvac Cryogenics, Inc. Refer to our quarterly report on Form 10-Q for the quarter ended June 30, 2012 for details regarding these revisions.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows included in this release.

Management Comments

“While we achieved the bottom end of our revenue guidance in an increasingly difficult market environment, the mix of those revenues resulted in our net income slightly below our earnings guidance,” stated Steve Schwartz, President & Chief Executive Officer of Brooks. “Additionally, our Life Science Systems revenue was temporarily affected in the third quarter by the timing of tender awards for major systems, notably in Europe. The planning for significant investment by research institutes in Sample Storage and Management Systems continues and we are confident in the longer term growth profile of this market leading business.”

Dr. Schwartz continued, “During the first nine months of this fiscal year we generated $48.7 million of adjusted EBITDA, and have made improvements within our business. We have also demonstrated market leadership as evidenced by the 61 Design-in-Wins within the technology business over this period. Despite negative macro-economic events we are well positioned to generate higher margins in the coming quarters and continue market share gains in many areas of our business.”

Martin Headley, Executive Vice President and Chief Financial Officer of Brooks noted “We have built a very strong balance sheet with cash and cash equivalents at the end of the quarter of $203.7 million and no debt. We continue to be active in working appropriate opportunities for exercising our capital structure.”

Third Quarter of Fiscal 2012 Results

Revenues for the third quarter of fiscal 2012 were $140.4 million, compared to revenues of $139.3 million in the second quarter of fiscal 2012 and $186.1 million in the third quarter of fiscal 2011, which included $42.3 million from the Contract Manufacturing business that was sold at the end of the third quarter of fiscal 2011. Revenues for the Brooks Product Solutions segment increased 4.1% on a sequential basis compared to the second fiscal quarter of 2012. Revenues for the Brooks Life Science Systems segment decreased 23.6% sequentially primarily due to fewer systems opportunities awarded during the quarter while revenues for the Brooks Global Services segment increased 1.4% sequentially on higher pump service revenues.

Order bookings for the third quarter of fiscal 2012 decreased to $128.0 million, compared to order bookings in the fiscal second quarter of $155.3 million. The decrease in bookings was impacted by to an overall decrease in semiconductor industry bookings and aforementioned reductions in bookings for Brooks Life Science Systems. The Company expects its bookings from Brooks Life Science Systems to increase in the fourth quarter of fiscal 2012 for fiscal 2013 delivery.

Gross profit margin was 32.9% for the third quarter of fiscal 2012, compared to gross profit margins of 34.7% for the second quarter of fiscal 2012 and 30.6% for the third quarter of fiscal 2011. The third quarter of fiscal 2012 improved 230 basis points compared to the third quarter of fiscal 2011 primarily due to revenue mix with higher Brooks Life Science Systems revenue and the divestiture of lower margin Contract Manufacturing segment business. On a sequential basis, gross margin was down 180 basis points primarily due to revenue mix in the Brooks Product Solutions segment as well as the Brooks Global Services segment. The Company expects an improvement in overall gross margin during the fourth quarter of fiscal 2012 compared to fiscal third quarter of 2012.

Adjusted EBITDA (Earnings before Interest, Tax, Depreciation and Amortization) for the third quarter of fiscal 2012 was $17.2 million, which compared to $20.9 million in the second quarter of fiscal 2012 and $30.2 million in the third quarter of fiscal 2011.

Net cash provided by operating activities for the third quarter of fiscal 2012 was $10.9 million. The Company ended the third quarter of fiscal 2012 with total cash and marketable securities of $203.7 million at June 30, 2012.

Nine Months ended June 30, 2012 Results

Revenues for the nine months ended June 30, 2012 were $400.0 million, compared to revenues of $557.2 million for the nine months ended June 30, 2011, which included $137.3 million from the Contract Manufacturing business that was sold at the end of the third quarter of fiscal 2011.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors had declared a dividend of $0.08 per share payable on September 28, 2012 to stockholders of record on September 7, 2012. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company’s Board of Directors.

Guidance for Fourth Fiscal Quarter of Fiscal 2012

The Company announced revenue and earnings guidance for the fourth quarter of fiscal 2012. Revenues are expected to decrease between 15 and 20%. Non-GAAP diluted earnings per share, excluding special charges are expected to range between $0.00 and $0.06. The Company did not provide GAAP earnings guidance given uncertainties surrounding special charges including charges associated with the termination of an existing defined benefit pension plan and potential tax benefits from reversing certain valuations allowance against deferred tax assets.

Conference Call

Brooks management will webcast its third quarter earnings conference today at 4:30 p.m. Eastern Time to discuss the fiscal third quarter business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks’ website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call (888) 339-2688 (US only) or (617) 847-3007 to listen to the live broadcast. The passcode for this telephone access is 141 084 80.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing, life sciences, and clean energy. Our technologies, engineering competencies and global service capabilities provide customers speed to market, and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, we have been a leading partner to the global semiconductor manufacturing market and through product development initiatives and strategic business acquisitions; we have expanded our reach to meet the needs of customers in the life sciences industry, analytical & research markets and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia.

For more information, please visit www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	June 30, 2012	September 30, 2011
Assets
Current assets
Cash and cash equivalents	$61,564	$58,833
Restricted cash	762	1,293
Marketable securities	87,606	65,695
Accounts receivable, net	87,297	76,701
Inventories	106,819	107,654
Prepaid expenses and other current assets	10,396	10,348

Total current assets	354,444	320,524
Property, plant and equipment, net	65,024	68,596
Long-term marketable securities	54,498	81,290
Goodwill	88,440	84,727
Intangible assets, net	41,111	44,314
Equity investment in joint ventures	35,785	34,950
Other assets	6,021	2,557

Total assets	$645,323	$636,958

Liabilities and equity
Current liabilities
Accounts payable	$46,606	$40,199
Deferred revenue	10,789	14,073
Accrued warranty and retrofit costs	7,370	7,438
Accrued compensation and benefits	15,187	17,288
Accrued restructuring costs	751	293
Accrued income taxes payable	4,317	4,015
Accrued expenses and other current liabilities	14,105	12,433

Total current liabilities	99,125	95,739
Income taxes payable	10,092	11,728
Long-term pension liability	7,161	7,161
Other long-term liabilities	3,397	3,394

Total liabilities	119,775	118,022

Contingencies
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 79,694,001 shares issued and 66,232,132 shares outstanding at June 30, 2012, 79,737,189 shares issued and 66,275,320 shares outstanding at September 30, 2011	797	797
Additional paid-in capital	1,815,114	1,809,287
Accumulated other comprehensive income	13,429	17,324
Treasury stock at cost, 13,461,869 shares at June 30, 2012 and September 30, 2011	(200,956)	(200,956)
Accumulated deficit	(1,103,435)	(1,108,105)

Total Brooks Automation, Inc. stockholders’ equity	524,949	518,347
Noncontrolling interest in subsidiaries	599	589

Total equity	525,548	518,936

Total liabilities and equity	$645,323	$636,958

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Nine months ended June 30,
	2012	2011	2012	2011
Revenues
Product	$119,172	$166,658	$333,891	$502,783
Services	21,265	19,478	66,111	54,371

Total revenues	140,437	186,136	400,002	557,154

Cost of revenues
Product	77,821	115,299	217,553	342,933
Services	16,376	13,867	47,570	38,258

Total cost of revenues	94,197	129,166	265,123	381,191

Gross profit	46,240	56,970	134,879	175,963

Operating expenses
Research and development	11,691	10,025	36,169	28,365
Selling, general and administrative	25,344	24,676	76,356	74,399
Restructuring charges	880	97	1,125	557
In-process research and development	—	—	3,026	—

Total operating expenses	37,915	34,798	116,676	103,321

Operating income	8,325	22,172	18,203	72,642
Interest income	292	350	844	886
Interest expense	(5)	(10)	(12)	(39)
Sale of contact manufacturing business	—	45,009	—	45,009
Other income, net	202	1,068	497	1,485

Income before income taxes and equity in earnings of joint ventures	8,814	68,589	19,532	119,983
Income tax provision	985	3,300	626	5,323

Income before equity in earnings of joint ventures	7,829	65,289	18,906	114,660
Equity in earnings of joint ventures	196	1,632	1,676	3,057

Net income	$8,025	$66,921	$20,582	$117,717
Net loss (income) attributable to noncontrolling interests	3	(6)	(10)	(24)

Net income attributable to Brooks Automation, Inc.	$8,028	$66,915	$20,572	$117,693

Basic net income per share attributable to Brooks Automation, Inc. common stockholders	$0.12	$1.03	$0.32	$1.83

Diluted net income per share attributable to Brooks Automation, Inc. common stockholders	$0.12	$1.03	$0.31	$1.81

Shares used in computing earnings per share
Basic	65,264	64,668	65,038	64,481
Diluted	65,781	65,141	65,677	64,941

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine months ended June 30,
	2012	2011
Cash flows from operating activities
Net income	$20,582	$117,717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,159	12,336
Stock-based compensation	6,903	5,211
Amortization of premium on marketable securities	1,804	1,534
Undistributed earnings of joint ventures	(1,676)	(3,057)
(Gain) loss on disposal of long-lived assets	(62)	24
Sale of contract manufacturing business	—	(45,009)
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	(10,007)	(461)
Inventories	961	(11,248)
Prepaid expenses and other current assets	(1,141)	3,245
Accounts payable	6,496	(11,812)
Deferred revenue	(3,625)	(1,410)
Accrued warranty and retrofit costs	(72)	(638)
Accrued compensation and benefits	(3,869)	(72)
Accrued restructuring costs	465	(2,943)
Accrued expenses and other current liabilities	(344)	3,802

Net cash provided by operating activities	32,574	67,219

Cash flows from investing activities
Purchases of property, plant and equipment	(6,364)	(4,163)
Purchases of marketable securities	(93,306)	(145,821)
Sale/maturity of marketable securities	96,499	78,644
Proceeds from the sale of the contract manufacturing business	—	75,664
Proceeds from assets sold	—	4,372
Acquisitions, net of cash acquired	(8,716)	(3,381)
Other investment	(3,000)	—
Decrease (increase) in restricted cash	531	(760)

Net cash (used in) provided by investing activities	(14,356)	4,555

Cash flows from financing activities
Proceeds from the issuance of common stock, net of issuance costs	841	681
Common stock dividend paid	(15,719)	—

Net cash (used in) provided by financing activities	(14,878)	681

Effects of exchange rate changes on cash and cash equivalents	(609)	837

Net increase in cash and cash equivalents	2,731	73,292
Cash and cash equivalents, beginning of period	58,833	59,823

Cash and cash equivalents, end of period	$61,564	$133,115

Notes on Non-GAAP Financial Measures:

The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of non-recurring income and special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income and diluted earnings per share from operations is presented below:

	Quarter ended
	June 30, 2012		March 31, 2012		June 30, 2011
	$	per share	$	per share	$	per share
Net income attributable to Brooks Automation, Inc.	$8,028	$0.12	$9,721	$0.15	$66,915	$1.03
Purchase accounting impact on contracts acquired	35	0.00	471	0.01	313	0.00
Restructuring charges	880	0.01	42	0.00	97	0.00
Gain on sale of contract manufacturing, net of tax	—	—	—	—	(42,588)	(0.65)
Litigation settlement	—	—	—	—	(664)	(0.01)
In-process R&D purchased	—	—	3,026	0.05	—	—

Adjusted net income attributable to Brooks Automation, Inc.	8,943	0.14	13,260	0.20	24,073	0.37

Stock-based compensation	1,979	0.03	3,181	0.05	1,595	0.02

Adjusted net income attributable to Brooks Automation, Inc., excluding stock-based compensation	$10,922	$0.17	$16,441	$0.25	$25,668	$0.39

	Nine Months Ended
	June 30, 2012		June 30, 2011
	$	per share	$	per share
Net income attributable to Brooks Automation, Inc.	$20,572	$0.31	$117,693	$1.81
Purchase accounting impact on contracts acquired	866	0.01	313	0.00
Restructuring charges	1,125	0.02	557	0.01
Gain on sale of contract manufacturing, net of tax	—	—	(42,588)	(0.66)
Litigation settlement	—	—	(664)	(0.01)
Merger costs	221	0.00	—	—
In-process R&D purchased	3,026	0.05	—	—

Adjusted net income attributable to Brooks Automation, Inc.	$25,810	0.39	$75,311	1.16

Stock-based compensation	6,903	0.11	5,211	0.08

Adjusted net income attributable to Brooks Automation, Inc. – excluding stock-based compensation	$32,713	$0.50	$80,522	$1.24

	Quarter ended			Nine months ended
	June 30, 2012	Mar 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income attributable to Brooks Automation, Inc.	$8,028	$9,722	$66,915	20,572	117,693

Less: Interest income	(292)	(273)	(350)	(844)	(886)
Add: Interest expense	5	—	10	12	39
Add: Income tax provision (benefit)	985	(659)	3,300	626	5,323
Add: Depreciation	3,466	3,280	2,990	10,008	9,444
Add: Amortization of completed technology	936	935	539	2,660	1,498
Add: Amortization of acquired intangible assets	1,136	1,138	495	3,491	1,394
Add: Stock-based compensation	1,979	3,181	1,595	6,903	5,211
Add: Restructuring charges	880	42	97	1,125	557
Add: Purchase accounting impact on contracts acquired	35	471	313	866	313
Add: Merger costs	—	—	—	221	—
Add: In-process R&D purchased	—	3,026	—	3,026	—
Less: Gain on sale of contract manufacturing, pre-tax	—	—	(45,009)	—	(45,009)
Less: Litigation settlement	—	—	(664)	—	(664)

Adjusted EBITDA	$17,158	$20,863	$30,231	$48,666	$94,913

Contact:

Brooks Automation, Inc.

Lynne Yassemedis

978-262-2400

lynne.yassemedis@brooks.com

John Mills

Senior Managing Director

ICR, LLC

310-954-1105

john.mills@icrinc.com